LOAN EXTENSION AGREEMENT

THIS AGREEMENT is by and between CEN Biotech Inc. (hereinafter referred to as "BORROWER"), and Global Holdings International (hereinafter referred to as the "Lender"), and shall have an effective date as of the date agreed upon on June 30, 2015, it is fully executed by all the parties hereto.

WITNESSETH:

WHEREAS, Borrower previously executed a promissory note in a original principal amount of

$9,600,000 USD Dated: 12/15/14

WHEREAS, Borrower and Lender wish to modify the Promissory Note in accordance with the terms and conditions contained herein.

Borrower and Lender do hereby agree as follows:

1. The Promissory Note shall be extended until 06/30/2016

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and date set forth below.

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   Borrower Signature
   CEN Biotech Inc.
   Bill Chaaban, president & CEO

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   Lender Signature:
   Global Holdings International LLC